                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
      [ ]    Preliminary Proxy Statement
      [ ]    Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
      [x]    Definitive Proxy Statement
      [ ]    Definitive Additional Materials
      [ ]    Soliciting Material pursuant to Section 240.14a-11(c) or Section
             240.14a-12

                           BLUE DOLPHIN ENERGY COMPANY
                (Name of Registrant as specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [x]    No fee required
      [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

                  (1) Title of each class of securities to which the transaction applies:

                        ---------------------------------------------

                  (2) Aggregate number of securities to which the transaction applies:

                        ---------------------------------------------

                  (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                        ---------------------------------------------

                  (4)   Proposed maximum aggregate value of the transaction:

                        ---------------------------------------------

                  (5)   Total fee paid:

                        ---------------------------------------------

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
            (1)   Amount previously paid:_______________________________________
            (2)   Form, Schedule or Registration Statement:_____________________
            (3)   Filing Party:_________________________________________________
            (4)   Date Filed:___________________________________________________

                           BLUE DOLPHIN ENERGY COMPANY
                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 17, 2006

To the Stockholders of Blue Dolphin Energy Company:

      You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Blue Dolphin Energy Company (the "Company"), to be held Wednesday, May 17, 2006, at 2:00 p.m., Houston time, at the Houston Club in the Magnolia Room on the 9th floor, located at 811 Rusk, Houston, Texas, 77002 for the following purposes:

      1. To elect six directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal;

      2. To amend the Company's 2000 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance pursuant to the Plan from 650,000 shares to 800,000 shares; and

      3. To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

      Only stockholders of record at the close of business on April 13, 2006, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Your vote is important. Because many stockholders are not able to attend the Annual Meeting, we have enclosed a proxy card for your use. You may vote on the matters to be acted upon at the Annual Meeting by completing and returning the proxy card promptly in the enclosed postage paid return envelope.

                                  For the Board of Directors

                                  /s/ Ivar Siem
                                  ----------------------------------------------
                                  IVAR SIEM,
                                  Chairman and Chief Executive Officer

Houston, Texas
April 27, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO INDICATE YOUR VOTE AS TO THE MATTERS TO BE ACTED UPON ON THE ENCLOSED PROXY CARD AND RETURN THE PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY CHANGE YOUR VOTE AT THAT TIME.

                           BLUE DOLPHIN ENERGY COMPANY
                             801 Travis, Suite 2100
                              Houston, Texas 77002
                                 (713) 227-7660
                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 17, 2006

      This proxy statement, the accompanying notice and form of proxy are first being mailed to stockholders on or about April 27, 2006. These proxy materials are being furnished to the stockholders of Blue Dolphin Energy Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of stockholders (the "Annual Meeting") and any adjournment or postponement thereof. The Annual Meeting will be held on Wednesday, May 17, 2006, at 2:00 p.m., Houston time, at the Houston Club in the Magnolia Room on the 9th floor, located at 811 Rusk, Houston, Texas, 77002.

      At the Annual Meeting, stockholders will be asked (i) to elect six directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal; (ii) to consider and vote upon the proposal to approve an amendment to the Blue Dolphin Energy Company 2000 Stock Incentive Plan to increase the number of authorized shares reserved for issuance thereunder from 650,000 shares to 800,000 shares; and (iii) to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

      The Company will bear all costs of this solicitation. Proxies will be solicited primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone in the ordinary course of business for which they will not receive additional compensation. The Company has requested that brokerage houses, nominees, fiduciaries and other custodians send proxy materials to the beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"), for which the Company will reimburse them for their reasonable out-of-pocket expenses.

RECORD DATE; QUORUM

      The Board of Directors has fixed the close of business on April 13, 2006, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas. At the close of business on April 13, 2006, there were outstanding 11,140,734 shares of Common Stock. Stockholders are entitled to one vote per share of Common Stock held of record on the Record Date on each matter presented at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxies, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e. shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter) are counted as present for purposes of determining whether a quorum is present.

VOTING; REVOCATION OF PROXY

      All shares of Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted "FOR" election of all nominees to the Board of Directors, "FOR" approval of the amendment to the 2000 Stock Incentive Plan, and in the discretion of the proxy holder on any other matters properly brought before the Annual Meeting.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by any of the following actions:

      -     by providing written notice of revocation to the Company;

      -     delivering to the Company a signed proxy of a later date; or

      -     by voting in person at the Annual Meeting.

      Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas 77002.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

NOMINEES

      Messrs. Laurence N. Benz, Michael S. Chadwick, Harris A. Kaffie, Erik Ostbye, F. Gardner Parker and Ivar Siem (each a "Nominee" and collectively, the "Nominees") have been nominated by the Board of Directors, to serve as directors until the next annual meeting of stockholders, or in each case, until their successors have been duly elected and qualified, or until their earlier resignation or removal. All of the Nominees have previously been elected by the stockholders, except Mr. Ostbye. Mr. Trimble, who is a Director, was not nominated for reelection by the Board of Directors. Each Nominee has consented to be nominated and has expressed his intention to serve if elected. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. However, should any Nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute nominee designated by the Board of Directors.

VOTE REQUIRED

      A plurality of the votes cast by the stockholders present and entitled to vote at the Annual Meeting, in person or by proxy, is necessary for the election of directors. Accordingly, abstentions and broker non-votes will have no effect on the election of directors.

RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

      The following table provides certain information with respect to the Nominees, directors and executive officers of the Company.

NAME                  AGE                 POSITION                    POSITION HELD SINCE
-------------------   ---    --------------------------------------   -------------------
Ivar Siem              59    Chairman of the Board, Chief Executive         1989
                             Officer and Director

Laurence N. Benz       44    Director                                       2004
Michael S. Chadwick    54    Director                                       1992
Harris A. Kaffie       56    Director                                       1989
F. Gardner Parker      64    Director                                       2004
James M. Trimble       57    Director                                       2002
Erik Ostbye            54    Nominee                                           -
Michael J. Jacobson    59    President and Secretary                        1990
Gregory W. Starks      41    Treasurer                                      2005


      The following is a brief description of the background and principal occupation of each Nominee and executive officer:

DIRECTORS AND NOMINEES

      Ivar Siem - Chairman of the Board of Directors and Chief Executive Officer
- Mr. Siem has served as Chairman of the Board of Directors since 1989 and was appointed as the Chief Executive Officer of the Company in April, 2004. Since September 2000, Mr. Siem has served as Chairman and President of Drillmar, Inc. a well construction and intervention company. From 1995 to 2000, Mr. Siem served on the Board of Directors of Grey Wolf, Inc., during which time he served as Chairman from 1995 to 1998 and as interim President in 1995 during its restructuring. Since 1985, he has been an international consultant in energy, technology and finance. He has served as a Director of Business Development for Norwegian Petroleum Consultants and as an independent consultant to the oil and gas exploration and production industry based in London, England. Mr. Siem holds a Bachelor of Science Degree in Mechanical Engineering from the University of California, Berkeley, and has completed an executive MBA program at Amos Tuck School of Business, Dartmouth University.

      Dr. Laurence N. Benz - Director - Dr. Benz was appointed as a Director in September 2004, as one of two Directors named by the investors in the Purchase Agreement. From 1987 to the present, he has served as the President of Kentucky Orthopedic Rehabilitation LLC, which he founded. Dr. Benz is the founder and organizer of multiple private companies representing health care, banking, telecommunications, real estate, and consulting services. From 1984 through 1989, he served in the U.S. Army as a Captain in the Army Medical Specialists Corps. He serves as a director for multiple private company Boards. Dr. Benz received a Masters degree in Physical Therapy from Baylor University, a Masters in Business Administration from The Ohio State University and a Doctorate in Physical Therapy from MGHIHP located in Boston, Massachusetts.

      Michael S. Chadwick - Director - Mr. Chadwick has been engaged in the commercial and investment banking businesses since 1975. In 1994, Mr. Chadwick joined Sanders Morris Harris Group, Inc., an investment banking and financial advisory firm, as Senior Vice President and a Managing Director in the Corporate Finance Group, a position he continues to hold today. He currently serves on the boards of directors of Landry's Restaurants, Inc. and Home Solutions of America, Inc., as well as numerous privately held companies. Mr. Chadwick holds a Bachelor of Arts Degree in Economics from the University of Texas at Austin and a Master of Business Administration Degree from Southern Methodist University.

      Harris A. Kaffie - Director - Mr. Kaffie has served as a Director of the Company since 1989. Mr. Kaffie's current business activities are in various segments of the energy industry, venture capital investments, finance and real estate development. Mr. Kaffie manages family investments in farming, ranching and minerals. Mr. Kaffie received a BBA from Southern Methodist University in 1972.

      F. Gardner Parker - Director - Mr. Parker was appointed as a Director in September 2004, as one of two Directors named by the investors in the Purchase Agreement. Mr. Parker is lead managing trustee with Camden Property Trust and serves on the Corporate Governance Committee. He also serves as a director of Carrizo Oil and Gas, Inc., Crown Resources Corp., Hercules Offshore Drilling, and Sharps Compliance, Inc. and serves on and/or chairs their respective Audit Committees and Compensation Committees. Mr. Parker is also a director of several private companies including Gillman Auto Dealerships, Net Near U. Communications, Camp Longhorn, Norton Ditto, Inc., Pinnacle Gas, Sherwood Nursing Home and Butler Online. Mr. Parker is a Certified Public Accountant and was employed by Ernst & Young (formerly Ernst & Ernst) for fourteen years, seven of which he served as a partner. Mr. Parker is a graduate of the University of Texas.

      James M. Trimble - Director - Mr. Trimble has served as a Director of the Company since 2002. Mr. Trimble is CEO of Grand Gulf Energy LLC, a privately held oil and gas exploration and production company. Previously he served as President and CEO of TexCal Energy (GP) LLC, formerly known as Tri-Union Development Corporation, a privately held oil and gas company, from July 2002 through November 2004. Prior to TexCal, he served as President of Elysium Energy, L.L.C., from July 2000 until the contribution of its properties to a public oil and gas company in November 2001. Prior to Elysium, Mr. Trimble served at Cabot Oil & Gas Corporation from May 1983 to May 2000 in several managerial and senior level executive positions. Before joining Cabot, Mr. Trimble served as President of Volvo Petroleum, Inc. a Houston based, private domestic and international exploration and production company. Mr. Trimble graduated from Mississippi State University where he majored in Petroleum Engineering for undergraduate and graduate studies.

      Erik Ostbye - Nominee - Mr. Ostbye is Vice President of Finance and CFO of Blystad Shipping (USA) Inc., where he has been employed since 1988. He serves on the Board of Directors for Arvak Insurance of Bermuda, Norwegian American Chamber of Commerce, Norwegian Crew Management AS and several Blystad-controlled companies. From 1983-1988 Mr. Ostbye served as Financial Manager at Arne Blystad AS. For eleven years prior Mr. Ostbye served in various corporate accounting functions for Stolt-Nielsen, Inc., Nopal Caribe Lines, Inc. and Oivind Lorentzen AS. Mr. Ostbye holds a Sivilokonom/MBA from Norwegian School of Management (BI).

EXECUTIVE OFFICERS

      Michael J. Jacobson - President - Mr. Jacobson has been associated with the energy industry since 1968, serving in various senior management capacities since 1980. He served as Senior Vice President and Chief Financial and Administrative Officer for Creole International, Inc. and its subsidiaries, international providers of engineering and technical services to the energy sector, as well as Vice President of Operations for the parent holding company, from 1985 until joining the Company in January 1990. He has also served as Vice President and Chief Financial Officer of Volvo Petroleum, Inc., and for certain Fred. Olsen oil and gas interests. Mr. Jacobson began his career with Shell Oil Company, where he served in various analytical and management capacities in the exploration and production organization during the period 1968 through 1974. Mr. Jacobson holds a Bachelor of Science Degree in Finance from the University of Colorado.

      Gregory W. Starks - Treasurer - Mr. Starks joined Blue Dolphin Energy Company in 2000 and served as its Accounting Manager from April 2003 until his appointment as Treasurer in July 2005. He served in various corporate accounting roles at PanEnergy Corp. and Duke Energy Corp. for ten years prior to joining the Company. Mr. Starks is a Certified Public Accountant and holds a Bachelor of

Business Administration Degree from the University of Texas at Austin and a Master of Business Administration Degree from the University of Houston.

      There are no family relationships between any director, Nominee or executive officer.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      During 2005, the Board of Directors held four regular meetings and six special meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served. The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee.

AUDIT COMMITTEE

      At the beginning of 2005, the Audit Committee consisted of Messrs. Benz, Chadwick and Trimble. In July 2005, the Board of Directors appointed Messrs. Benz, Kaffie, and Trimble to serve as the Audit Committee, with Dr. Benz elected to continue as Chairman of the Audit Committee. The Board of Directors has determined that Dr. Benz qualifies as an "audit committee financial expert" as that term is defined in Item 401(e) of Regulation S-B promulgated by the SEC. The Audit Committee's duties include overseeing the financial reporting and internal control functions. The Audit Committee met five times during the last fiscal year.

COMPENSATION COMMITTEE

      At the beginning of 2005, the Compensation Committee consisted of Messrs. Siem, Kaffie and Parker. In July 2005, the Board of Directors elected Messers. Kaffie, Parker and Trimble to serve as the Compensation Committee. The Compensation Committee's duties are to oversee and set the Company's compensation policy and to administer its stock option plan. The Compensation Committee met twice during the last fiscal year.

NOMINATION PROCEDURES

      The Board of Directors currently does not have a standing nominating committee and consequently has no nominating committee charter. However, in July 2005, the Board of Directors adopted Nomination Procedures, in compliance with NASDAQ corporate governance requirements, to be followed by the independent members of the Board of Directors when choosing nominees to stand for election. The Board of Directors believes that it is appropriate under existing circumstances for the Company not to have a nominating committee because the Board is comprised of only six members, a majority of whom are independent as defined under the NASDAQ Stock Market listing standards.

      The Board of Directors will consider for possible nomination qualified nominees recommended by stockholders. Generally speaking, as addressed in the Board of Director Nomination Procedures, the manner in which the independent directors evaluate nominees for director recommended by a stock holder will be the same as that for nominees from other sources. Stockholders who wish to propose a qualified candidate for consideration should submit complete information as to the identity and qualifications of that person to the Secretary of the Company at 801 Travis, Suite 2100, Houston, Texas 77002 before February 17, 2007, for the 2007 Annual Meeting. See "Nominations and Proposals by Stockholders for the 2007 Annual Meeting."

      The Board of Directors will continue to nominate qualified incumbent directors whom the Board believes will continue to make important contributions to the Board and the Company. The Board of Directors generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing the Company.

COMMUNICATING WITH BOARD OF DIRECTORS

      Any stockholder who desires to contact the Board of Directors or specific members of the Board of Directors may do so by writing to: Board of Directors, Blue Dolphin Energy Company, 801 Travis, Suite 2100, Houston, Texas 77002,
Attention: Corporate Secretary.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

      The Board of Director's policy regarding director attendance at the Annual Meeting of Stockholders is that they are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. In 2005, all of the Company's directors attended the Annual Meeting. It is unknown if all Nominees will attend the 2006 Annual Meeting.

                          REPORT OF THE AUDIT COMMITTEE

      The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors. The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and experience requirements of NASDAQ Stock Market, Inc. currently applicable to the Company, as determined by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules, proposed and adopted, of the Securities and Exchange Commission and the new listing standards of the NASDAQ Small Cap Market regarding audit committee procedures and responsibilities. The Audit Committee charter was last amended by the Board of Directors in January 2005. No changes were made to the charter for this year.

      The Audit Committee's primary duties and responsibilities are to:

      - assess the integrity of the Company's financial reporting process and systems of internal control regarding accounting;

      - assess the independence and performance of the Company's independent registered public accounting firm; and

      - provide an avenue of communication among the Company's independent registered public accounting firm, management and the Board of Directors.

      Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      At the beginning of 2005, the Audit Committee consisted of Messrs. Benz, Chadwick and Trimble. In July 2005, the Board of Directors elected Messrs. Benz, Trimble, and Kaffie to serve as the Audit Committee, with Dr. Benz again elected as Chairman of the Audit Committee. The Board of Directors has determined that Dr. Benz qualifies as an "audit committee financial expert" as that term is defined in Item 401(e) of Regulation S-B promulgated by the SEC.

      The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 with the Company's management and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with UHY Mann Frankfort Stein & Lipp CPAs, LLP ("UHY"), the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and related amendments.

      The Audit Committee received the written disclosures and the letter from UHY required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with UHY their independence from the Company. The Audit Committee considered the non-audit services provided by UHY and determined that the services provided are compatible with maintaining UHY's independence. The Audit Committee must pre-approve all audit and non-audit services provided to the Company by its independent accountants.

      The fees paid to UHY in fiscal years 2005 and 2004 by the Company are as follows:

                                               2005               2004
                                            -----------       ------------
Audit Fees..............................    $    93,439       $     70,196
Audit-Related Fees......................         11,783                  -
Tax Fees................................         43,672             51,593
All other Fees..........................              -              7,131
                                            -----------       ------------

Total...................................    $   148,894       $    128,920
                                            ===========       ============

      Audit Fees include fees related to the audit of our consolidated financial statements and review of our quarterly reports filed with the SEC. Audit related fees include fees related to consultation concerning financial accounting and reporting standards for disposition of assets, share based payments to employees and non-employees, modification of debt terms, and revenue recognition. Tax Fees were primarily for preparation of federal and state income tax returns, and tax planning services.

      Based on the Audit Committee's discussions with management and UHY, and the Audit Committee's review of the representation of management and the report of UHY to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee:
Laurence N. Benz, Chairman
Harris A. Kaffie
James M. Trimble

                            COMPENSATION OF DIRECTORS

      In fiscal year 2005, the Company paid to non-employee members of the Board of Directors an annual retainer of $12,000, payable 50% in cash and 50% in Common Stock. The Audit Committee chairman receives an additional annual retainer of $3,000 and other Audit Committee members receive an additional annual retainer of $1,500. No additional remuneration is paid to directors for committee meetings attended, except that directors are entitled to be reimbursed for expenses related to attendance at board or committee meetings. No additional compensation is paid to directors serving on the Compensation Committee.

                             EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid to the Company's Chief Executive Officer and each of the executive officers whose annual salary exceeded $100,000 in fiscal 2005 (collectively, the "Named Executive Officers") for services rendered to the Company.

                           SUMMARY COMPENSATION TABLE*

                                                              LONG-TERM
                                                             COMPENSATION
                                                              SECURITIES
                                       ANNUAL COMPENSATION    UNDERLYING
 NAME AND PRINCIPAL POSITION    YEAR     SALARY     BONUS    OPTIONS (1)
------------------------------  ----   ----------   ------   -----------
Ivar Siem                       2005   $   60,690        -      11,250
     Chairman of the Board and  2004   $   73,333        -           -
     Chief Executive Officer    2003   $   80,000        -      30,000

Michael J. Jacobson             2005   $  159,333   25,000      27,938
     President                  2004   $  135,000        -           -
                                2003   $  125,000        -      30,000

______________
* Excludes certain personal benefits, the aggregate value of which do not exceed 10% of the Annual Compensation shown for each person.

  (1) In fiscal year 2004, no options were granted to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                      NUMBER OF     PERCENT OF
                      SECURITIES   TOTAL OPTIONS
                      UNDERLYING    GRANTED TO     EXERCISE OF
                       OPTIONS     EMPLOYEES IN    BASE PRICE*   EXPIRATION
       NAME            GRANTED      FISCAL YEAR      ($SH)         DATE
-------------------   ----------   -------------   -----------   ----------
Ivar Siem              11,250          12%           0.80         2/3/2015

Michael J. Jacobson    27,938          31%           0.80         2/3/2015

(*) The per share market price, as reported by the NASDAQ Smallcap Market on February 4, 2005, the date of grant, was $0.80.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                     SHARES
                     ACQUIRED                NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-
                       ON                             UNEXERCISED                       MONEY OPTIONS
                     EXERCISE     VALUE       OPTIONS AT FISCAL YEAR END           AT FISCAL YEAR END (*)
     NAME              (#)       REALIZED     EXERCISABLE    UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
-------------------  --------    ---------   ------------   ----------------    -----------   ---------------
Ivar Siem              42,237    $ 158,999       8,000            -             $         -   $             -

Michael J. Jacobson    33,156    $  21,276      33,938            -             $    37,996   $             -

___________
(*) Based on the difference between the closing market price on December 30, 2005 (the last trading day of 2005) which was $2.16 per share and the exercise price of options.

      The Company's stock option plan provides that upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the terms of the stock option plan, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to receive had the option been exercised. The stock option plan provides that a change of control occurs if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transactions cease to constitute a majority of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of April 20, 2006, certain information with respect to the beneficial ownership of shares of Common Stock (the Company's only class of voting security issued and outstanding) as to (i) all persons known by us to be beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director and nominee, (iii) each Named Executive Officer; and (iv) all executive officers and directors, as a group. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.

                                                               SHARES OWNED BENEFICIALLY
             NAME OF BENEFICIAL OWNER                           NUMBER      PERCENT (1)
------------------------------------------------------------   ---------   -------------
Colombus Petroleum Limited, Inc. (2)                             911,712       8.2
Ivar Siem (3)                                                    635,145       5.7
Harris A. Kaffie (3)                                             811,676       7.2
F. Gardner Parker (3)                                            146,482       1.3
Laurence N. Benz (3)                                              49,109       0.4
Michael S. Chadwick (3)                                            7,669       0.1
James M. Trimble                                                   4,669       0.0
Erik Ostbye                                                            0       0.0
Michael J. Jacobson (3)                                           92,742       0.7
Gregory W. Starks (3)                                             36,247       0.3

Executive Officers and Directors, as a group (8 persons) (3)   1,759,125      15.6

_________________

(1)  Based upon 11,140,734 shares of Common Stock outstanding on April 20, 2006.

(2) Based on a Schedule 13D filed with the Securities and Exchange Commission on February 1, 1999. The address of Colombus Petroleum Limited, Inc., is Aeulestrasse 74, FL-9490, Vaduz, Liechtenstein.

(3) Includes shares of Common Stock issuable upon exercise of options that may be exercised within 60 days of April 20, 2006 as follows: Mr. Siem - 8,000; Mr. Kaffie - 83,571; Mr. Chadwick - 3,000; Mr. Jacobson - 33,938;
     Mr. Starks - 1,000 and all directors and executive officers as a group - 129,509.

                                 PROPOSAL NO. 2:

              TO APPROVE AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

      As of April 20, 2006, 99,540 shares of Common Stock were available for grant pursuant to the Incentive Plan. The Board of Directors does not believe that such remaining amount under this plan is sufficient to carry out its compensation policy. Accordingly, as part of the Company's overall effort to increase shareholder value, on April 20, 2006, the Board of Directors unanimously adopted an amendment to the Incentive Plan, subject to shareholder approval, increasing the aggregate number of shares reserved for grant pursuant to the Incentive Plan from 650,000 to 800,000. The amendment to the Incentive Plan is intended to (i) further the Company's efforts in attracting, retaining and motivating officers, key employees and non-employee consultants of the Company and (ii) continue to closely align the interest of participants in the Incentive Plan with those of stockholders by encouraging stock ownership and by tying compensation to the performance of the Company and the Company Stock.

      If approved, 249,540 shares of Common Stock will be available for future grants pursuant to the Incentive Plan. If approved, this amendment will not change any other material term of the Incentive Plan.

      The amendment appears as Appendix A to this proxy statement.

PARTICIPATION IN THE INCENTIVE PLAN

      The grant of incentive and non-qualified stock options, shares of restricted stock and stock bonuses under the Incentive Plan to key employees, consultants, and non-employee directors, including our Chairman, Chief Executive Officer, and each of the other Named Executive Officers, is subject to the discretion of the Compensation Committee. As of April 20, 2006, the fair market value of the Common Stock was $7.15 per share, which was the closing sale price reported by The NASDAQ Small Cap Stock Market.

      Equity Compensation Plans. The following table sets forth certain information as of December 31, 2005 with respect to shares of Common Stock that may be issued under our Incentive Plan.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                    NUMBER OF SECURITIES
                                            NUMBER OF                              REMAINING AVAILABLE FOR
                                        SECURITIES TO BE       WEIGHTED-AVERAGE     FUTURE ISSUANCE UNDER
                                       ISSUED UPON EXERCISE    EXERCISE PRICE OF     EQUITY COMPENSATION
                                         OF OUTSTANDING          OUTSTANDING          PLANS (EXCLUDING
                                       OPTIONS, WARRANTS      OPTIONS, WARRANTS    SECURITIES REFLECTED
          PLAN CATEGORY                    AND RIGHTS             AND RIGHTS        IN THE FIRST COLUMN)
------------------------------------   --------------------   ------------------   -----------------------

Equity compensation plan approved by
      stockholders (*)                       143,997             $          1.56           99,540

________________
(*) Represents shares of Common Stock issuable upon exercise of outstanding options granted under the Incentive Plan.

SUMMARY DESCRIPTION OF THE PROGRAM

      Shares Subject to Plan. As amended under the Plan, the Company may issue Incentive Awards for up to 800,000 shares of Common Stock, and all of these shares will be available for Incentive Stock Options ("ISO's). The number of securities available under the Plan and outstanding Incentive Awards are subject to adjustments to prevent the dilution of rights of plan participants resulting from stock dividends, stock splits, recapitalization or similar transactions or resulting from a change in applicable laws or other circumstances.

      Administration. The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee may delegate its duties under the Plan, except for the authority to grant Incentive Awards or take other action on persons who are subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code. In the case of an Incentive Award to an outside Director, the Board acts as the Compensation Committee. Subject to the express provisions of the Plan, the Committee is authorized to, among other things, select grantees under the Plan and determine the size, duration and type, as well as the other terms and conditions (which need not be identical), of each Incentive Award. The Compensation Committee also construes and interprets the Plan and any related agreements. All determinations and decisions of the Compensation Committee are final, conclusive and binding on all parties. The Company will indemnify members of the Compensation Committee against any damage, loss, liability, cost or expenses in connection with any claim by reason of any act or failure to act under the Plan, except for an act or omission constituting willful misconduct or gross negligence.

      Eligibility. Employees, including officers (whether or not they are directors), and consultants of the Company and non-employee directors are eligible to participate in the Plan.

      Types of Incentive Awards. Under the Plan, the Committee may grant "Incentive Awards," which can be:

      I.    ISO's, as defined in Section 422 of the Internal Revenue Code;

      II.   "nonstatutory" stock options ("NSO's");

      III.  stock appreciation rights ("SAR's");

      IV.   shares of restricted stock;

      V.    performance units and performance shares; and

      VI.   other stock-based awards.

ISO's and NSO's together are called "Options." The terms of each Incentive Award are reflected in an incentive agreement between the Company and the participant.

      Options. Generally, Options must be exercised within 10 years of the grant date. The exercise price of each ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The Compensation Committee has the discretion to determine the exercise price of each NSO granted under the Plan. To the extent the aggregate fair market value of shares of Common Stock for which ISO's are exercisable for the first time by any employee during any calendar year exceeds $100,000, those Options must be treated as NSO's.

      The exercise price of each Option is payable in cash or, in the Compensation Committee's discretion, by the delivery of shares of common stock owned by the optionee, or the withholding of shares that would otherwise be acquired on the exercise of the Option, by "cashless exercise" through a broker, or by any combination of the foregoing.

      An employee does not recognize income for federal income tax purposes, nor is the Company entitled to a deduction, when a NSO is granted. However, when a NSO is exercised, the optionee recognizes ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NSO. The Company generally recognizes a tax deduction in the same amount at the same time.

      This summary is not a complete statement of the relevant provisions of the Internal Revenue Code, and does not address the effect of any state, local or foreign taxes.

CUMULATIVE GRANTS UNDER THE INCENTIVE PLAN

The following table summarizes certain information covering cumulative options granted, before consideration of forfeitures and exercises, pursuant to the Incentive Plan, to:

      -     each executive officer;

      -     each nominee for election as a Director;

      - each person who has received 5% of the options reserved for issuance;

      -     all current executive officers as a group;

      -     all current Directors who are not executive officers, as a group;
            and

      - all current employees, including current officers who are not executive officers, as a group in each case, from inception of the Incentive Plan through December 31, 2005.

                                                                            CUMULATIVE         AVERAGE PER SHARE
      NAME                                 STATUS                         AWARDS GRANTED         EXERCISE PRICE
-------------------               ------------------------------          --------------       -----------------
Michael S.Chadwick                non-executive director                      83,571           $            0.92
Harris A. Kaffie                  non-executive director                      83,571           $            0.92
James M. Trimble                  non-executive director                      57,142           $            0.33
Ivar Siem                         executive officer and director              59,250           $            1.44
Michael J. Jacobson               executive officer                           73,938           $            1.17
Gregory W. Starks                 executive officer                           24,000           $            0.99
John P. Atwood                    former employee                             44,000           $            1.19
Ronald B. Keller                  former employee/consultant                  41,000           $            1.06

All current executive officers as a group                                    157,188           $            1.25
All current non-executive directors as a group                               224,284           $            0.77
All other current employees as a group                                        22,488           $            0.95

      SAR's. Upon the exercise of an SAR, the holder receives cash, the aggregate value of which equals the amount by which the fair market value per share of the Common Stock on the exercise date exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. An SAR may be granted in tandem with or independently of an NSO. SAR's are subject to such conditions and are exercisable at such times as determined by the Compensation Committee, but the exercise price per share must be at least the fair market value of a share of Common Stock on the date of grant.

      Restricted Stock. Restricted stock may be subject to a substantial risk of forfeiture, a restriction on transferability or rights of repurchase or first refusal of the Company, as determined by the Compensation Committee. Unless the Compensation Committee determines otherwise, during the period of restriction, the grantee will have all other rights of a stockholder, including the right to vote and receive dividends on the shares.

      Performance Units and Performance Shares. For each performance period (to be determined by the Compensation Committee), the committee will establish specific financial or non-financial performance objectives, the number of performance units or performance shares and their contingent values. The values may vary depending on the degree to which such objectives are met.

      Other Stock-Based Awards. Other stock-based awards denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Common Stock. Subject to the terms of the Plan, the Compensation Committee may determine any terms and conditions of other stock-based awards, provided that, in general, the amount of consideration to be received by the Company shall be either (1) no consideration other than services actually rendered or to be rendered (in the case of the issuance of shares), or (2) in the case of an award in the nature of a purchase right, consideration (other than services rendered) at least equal to 50% of the fair market value of the shares covered by such grant on the grant date.

      Termination of Employment and Change in Control. Except as otherwise provided in the applicable incentive agreement, if a participant's employment or other service with the Company (or its subsidiaries) is terminated other than due to his death, Disability, or for Cause (each capitalized term being defined in the Plan), his then exercisable Options will remain exercisable until the earlier of (a) the expiration date of such options and (b) 90 days after termination. If his termination is due to Disability or death, his then exercisable Options will remain exercisable until the earlier of (a) the expiration date of such options and (b) one year following termination in the event of death or disability. On retirement, his then exercisable Options will remain exercisable for six months (except for ISO's, which will remain exercisable for three months). On a termination for Cause, all his Options will expire on the termination date.

      Unless otherwise provided in the participant's incentive agreement, upon a Change in Control of the Company, any restrictions on restricted stock and other stock-based awards will be deemed satisfied, all outstanding Options and SAR's may become immediately exercisable and all the performance shares and units and any other stock-based awards may become fully vested and deemed earned in full. These provisions could in some circumstances have the effect of an "anti-takeover" defense because, as a result of these provisions a Change in Control of the Company could be more difficult or costly.

      Incentive Awards Transferable. Incentive Awards may not be assigned, sold or otherwise transferred by a participant, other than by will or by the laws of descent and distribution, or be subject to any lien, assignment or charge, provided, however, if permitted in the participant's incentive agreement, a NSO may be transferred to Immediate Family (as defined in the Plan).

      Amendment and Termination. The Company's Board of Directors may amend or terminate the Plan at any time. However, the Plan may not be amended, without shareholder approval, if the amendment would have the following effects:

      I. increase the number of shares of Common Stock which may be issued under the Plan, except in connection with a recapitalization of the Common Stock;

      II. amend the eligibility requirements for employees to purchase Common Stock under the Plan; or

      III.  extend the term of the Plan.

Without a participant's written consent, no termination or amendment of the Plan shall adversely affect in any material way any outstanding Incentive Award granted to him.

VOTE REQUIRED FOR APPROVAL

      The affirmative vote of a majority of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the Incentive Plan. Abstentions will have the same effect as a vote "Against" this proposal. Broker non-votes will have no effect on the approval of this proposal.

RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In September 2004, the Company entered into the Purchase Agreement with certain accredited investors and certain directors of the Company for the purchase and sale of promissory notes in an aggregate principal amount of $750,000 (the "Promissory Notes") and 2,800,000 warrants (the "Warrants") to purchase shares of common stock at a purchase price of $0.003 per warrant. The sale of the Promissory Notes and the first tranche of 1,250,000 Warrants (the "Initial Warrants") closed on September 8, 2004, and the closing of the sale of the second tranche of 1,550,000 Warrants (the "Additional Warrants") closed on November 30, 2004, after the Company received stockholder approval at its November 11, 2004 special stockholders' meeting. The Company received net proceeds of $758,400 from the sale of the Promissory Notes and the Warrants.

      Pursuant to the terms of the Purchase Agreement, the Company appointed Messrs. Benz and Parker to its Board of Directors. Messrs. Benz and Parker each purchased a Promissory Note in the principal amount of $25,000. Messrs. Benz and Parker purchased 83,334 and 383,328 Warrants, respectively. Mr. Chadwick, an existing director, purchased a Promissory Note in the principal amount of $12,500 and 41,667 Warrants. In addition Messrs. Benz, Chadwick and Parker were each granted 100,000 Warrants.

      The Company entered into a Note Modification Agreement and a Waiver Agreement with Western Gulf Pipeline Partners, LP ("Western Gulf") effective April 8, 2005. Western Gulf holds a promissory note in the principal amount of $275,000 and warrants exercisable to acquire 916,667 shares of Common Stock, originally issued pursuant to the Purchase Agreement. The promissory note bears interest at 12% per annum of which 4% is payable monthly and 8% is payable at maturity. Pursuant to the terms of the Note Modification and Waiver Agreements, the Company and Western Gulf agreed as follows:

            - To amend the terms of the Promissory Note to (i) extend the maturity date from September 8, 2005 to June 30, 2006 and (ii) defer the payment of all interest on the promissory note until maturity;

            - To waive Western Gulf's compliance with the lock-up provisions of the Purchase Agreement and allow it to sell shares of the Company's common stock that it may receive upon exercise of the warrants; and

            - To accelerate the date the Company is required to file a registration statement registering the resale of the shares of the Company's common stock that Western Gulf may acquire upon exercise of warrants to May 15, 2005.

The Company has offered and expects to enter into substantially similar arrangements with the other note and warrant holders, except those who are Directors of the Company.

      In addition to serving on the Company's Board of Directors, Mr. Chadwick is also a Senior Vice President and Managing Director of Sanders Morris Harris Group, Inc. ("SMH"), a financial services holding company headquartered in Houston, Texas. The Company paid SMH a $25,000 fee in connection with the Purchase Agreement and agreed to retain SMH to provide a fairness opinion, if required.

      The Company also entered into a consulting agreement with Mr. Parker which has now expired. Mr. Parker's consulting agreement had a term of up to eighteen months. The Company was obligated to pay Mr. Parker a monthly fee of $2,000 and a bonus that accrued at the rate of $3,000 per month and would have been payable upon consummation of a merger or acquisition by the Company.

      The Company owns 0.07% of the common stock of Drillmar, Inc. The Company's Chairman, Ivar Siem, and one of its Directors, Harris A. Kaffie, own or control 28.1%, and 18.6%, respectively, of Drillmar's common stock. Messrs. Siem and Kaffie are both directors, and Mr. Siem is Chairman and President of Drillmar.

      In 2002, the Company recorded a full impairment of its investment in Drillmar and a full reserve for the accounts receivable amount owed to the Company from Drillmar of approximately $200,000 due to Drillmar's working capital deficiency and delays in securing capital funding. During 2004, the Company collected $165,000 of the accounts receivable from Drillmar and it has collected the remaining balance of approximately $45,000 in 2005.

      In January 2003, Drillmar stockholders approved a restructuring plan whereby Drillmar was able to issue up to $3.0 million of convertible notes that will convert into common stock representing over 99% of Drillmar's outstanding shares. In November 2003, the Company converted a contingent obligation due from Drillmar for providing office space, accounting and administrative services from May 2002 through January 2003 totaling $162,000 (9 months at $18,000 per month) into a convertible note. In December 2005, we collected $178,555 from Drillmar for this convertible note, including interest at 6% per annum.

      The Company entered into an agreement with Drillmar effective as of February 1, 2003, whereby it provides and charges for office space which is currently $4,178 per month. The Company had provided professional, accounting and administrative services to Drillmar based on hourly rates based on its cost. However, since the Company's implementation of staff reductions in mid 2004, no such services have been provided. The agreement can be terminated upon 30 days notice or by the mutual agreement of the parties.

      In March 2003, the Company entered into a sublease agreement expiring December 31, 2006 for certain of its office space with TexCal Energy (GP) LLC, formerly Tri-Union Development Corporation.

The Company's annual receipts from this sublease are approximately $78,000. One of the Company's Directors, Mr. Trimble, was the Chairman and Chief Executive Officer of TexCal Energy (GP) LLC until November 2004.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders who own more than 10% of our Common Stock, to file reports of stock ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of all such reports they file. Based solely on a review of the copies of the Section 16(a) reports furnished to us, we believe that during 2005, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% shareholders were complied with, except for (i) one late Form 4 for each of Dr. Benz, Mr. Chadwick, Mr. Kaffie, Mr. Parker and Mr. Trimble related to directors fees of $3,000 each paid in stock in July 2005, and (ii) one late Form 4 for each Dr. Benz, Mr. Chadwick, Mr. Kaffie, Mr. Parker and Mr. Trimble related to directors fees of $3,000 each paid in stock in August 2005.

                    NOMINATIONS AND PROPOSALS BY STOCKHOLDERS
                           FOR THE 2007 ANNUAL MEETING

      The Company has tentatively set its year 2007 Annual Meeting for May 18, 2007. Accordingly, stockholders should submit nominations and proposals in accordance with the guidance set forth below.

      Nominations for the year 2007 Annual Meeting. The Company's Certificate of Incorporation provides that no person shall be eligible for nomination and election as a director unless written notice of such nomination is received from a stockholder of record by the Secretary of the Company 90 days before the anniversary date of the previous year's annual meeting. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board of Directors. Stockholders who desire to nominate persons to serve on the Board of Directors at the 2007 Annual Meeting must submit nominations to the Company, at its principal executive office, so that such notice is received by the Company no later than February 16, 2007. In order to avoid controversy as to the date on which any such nomination is received by the Company, it is suggested that stockholders submit their nominations, if any, by certified mail, return receipt requested.

      Proposals for the year 2007 Annual Meeting. Stockholders who desire to present proposals, other than notices of nomination for the election of directors, to stockholders of the Company at the year 2007 Annual Meeting, and to have such proposals included in the Company's proxy materials, must submit their proposals to the Company, at its principal executive office, by December 28, 2006. In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals, if any, by certified mail, return receipt requested.

      Moreover, any stockholder who intends to submit a proposal for consideration at the Company's 2007 Annual Meeting, but not for inclusion in the Company's proxy materials, must notify the Company. Pursuant to the rules of the U.S. Securities and Exchange Commission, such notice must (1) be received at the Company's executive offices no later than March 13, 2007 and (2) satisfy the rules of the U.S. Securities and Exchange Commission.

                          RELATIONSHIP WITH INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

      UHY, has been engaged by the Company's Board of Directors as its independent registered public accounting firm for the Company since 2002. The Company expects that they will continue as its independent registered public accounting firm. Representatives of UHY are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

                                 OTHER BUSINESS

      At the date of this Proxy Statement, the Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those matters described above and set forth in the Notice. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

      The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 is being mailed with this proxy statement.

By Order of the Board of Directors

/s/ Michael J. Jacobson
--------------------------------------------
Michael J. Jacobson
President and Secretary
Houston, Texas
April 27, 2006

                                   APPENDIX A

                             SECOND AMENDMENT TO THE
                            2000 STOCK INCENTIVE PLAN

            Blue Dolphin Energy Company (the "Company") hereby amends the Blue Dolphin Energy Company 2000 Stock Incentive Plan (the "2000 Plan") as follows, effective April 20, 2006.

1. The first paragraph of Section 1.4 is amended to read as follows in its entirety:

      Subject to adjustment under Section 6.5, there shall be available for Incentive Awards under the Plan that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) Eight Hundred Thousand (800,000) Shares of Common Stock. Eight Hundred Thousand (800,000) of the Shares reserved under the Plan shall be available for grants of Incentive Stock Options. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

      During such period that the Company is a Publicly Held Corporation, then unless and until the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards to Covered Employees:

      (a) Subject to adjustment as provided in Section 6.5, the maximum aggregate number of Shares of Common Stock (including Stock Options, Restricted Stock, or Other Stock-Based Awards paid out in Shares) that may be granted or that may vest, as applicable, in any calendar year pursuant to any Incentive Award held by any individual Covered Employee shall be Five Hundred Thousand (500,000) Shares.

      (b) The maximum aggregate cash payout (including Other Stock-Based Awards paid out in cash) with respect to Incentive Awards granted in any calendar year which may be made to any Covered Employee shall be Five Hundred Thousand dollars ($500,000).

      (c) With respect to any Stock Option granted to a Covered Employee that is canceled or repriced, the number of Shares subject to such Stock Option shall continue to count against the maximum number of Shares that may be the subject of Stock Options granted to such Covered Employee hereunder and, in this regard, such maximum number shall be determined in accordance with Section 162(m) of the Code.

      (d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with the Performance-Based Exception.

      The following officer of the Company has caused this amendment to be executed effective as of April 20, 2006, subject to shareholder approval.

                           BLUE DOLPHIN ENERGY COMPANY

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

    BLUE DOLPHIN ENERGY COMPANY ANNUAL MEETING OF STOCKHOLDERS MAY 17, 2006

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement, revokes all previous proxies, and appoints Michael J. Jacobson and Gregory W. Starks, and each of them, the proxy of the undersigned, with full power of substitution to vote all shares of common stock of Blue Dolphin Energy Company (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Houston Club, 9th floor, Magnolia Room, located at 811 Rusk, Houston, TX 77002 on Wednesday, May 17, 2006 at 2:00 PM local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.  The Election                       Withhold     For All    PLEASE CHECK BOX IF YOU
of Directors                For All      All        Except     PLAN TO ATTEND THE MEETING
                              [ ]        [ ]          [ ]             [ ]


NOMINEES: LAURENCE N. BENZ, MICHAEL S. CHADWICK, HARRIS A. KAFFIE, ERIK OSTBYE,
F. GARDNER PARKER AND IVAR SIEM

INSTRUCTION: To withhold authority to vote for fewer than all of the nominees, mark "For All Except" and write that nominee's name in the space provided here.

2.  To approve the amendment to the Company's 2000 Stock Incentive Plan

                 [ ] For        [ ] Against        [ ] Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return this proxy card in the enclosed envelope (which requires no postage if mailed in the United States). The shares represented by this proxy shall be voted in the manner set forth on the reverse side.
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    IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, THE PROXIES WILL VOTE YOUR
SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, THE PROXIES WILL VOTE THEM "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

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
                                    DATED: ------------------------------------

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                                                    Signature

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                                           (Signature if held jointly)

                                    Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.
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